Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

SALEM MEDIA GROUP, INC.

(Exact name of obligor as specified in its charter)

Additional Registrants Named in the Table of Additional Registrants

Delaware	77-0121400
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4880 Santa Rosa Road Camarillo, California	93012
(Address of principal executive offices)	(Zip code)

Debt Securities

(Title of the indenture securities)

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Numbers	I.R.S. Employer Identification Number
Air Hot, Inc.	Delaware	4832	80-0316086
Bison Media, Inc.	Colorado	4832	77-0434654
Eagle Products, LLC	Delaware	2721	32-0427053
Inspiration Media, Inc.	Washington	4832	77-0132974
Inspiration Media of Texas, LLC	Texas	4832	75-2615876
New Inspiration Broadcasting Company, Inc.	California	4832	95-3356921
NI Acquisition Corporation	California	4832	77-0472233
Reach Satellite Network, Inc.	Tennessee	4832	62-1499223
Salem Communications Holding Corporation	Ohio	4832	52-2253737
Salem Consumer Products, Inc.	Delaware	5399	26-0592055
Salem Media of Colorado, Inc.	Colorado	4832	84-1239646
Salem Media of Hawaii, Inc.	Delaware	4832	91-1973005
Salem Media of Illinois, LLC	Delaware	4832	52-2295222
Salem Media of Massachusetts, LLC	Delaware	4832	26-1524392
Salem Media of New York, LLC	Delaware	4832	52-2293254
Salem Media of Ohio, Inc.	Ohio	4832	95-3690954
Salem Media of Oregon, Inc.	Oregon	4832	77-0114986
Salem Media of Texas, Inc.	Texas	4832	77-0379125
Salem Media Representatives, Inc.	Texas	4899	77-0281576
Salem Radio Network Incorporated	Delaware	4899	77-0305542
Salem Radio Operations, LLC	Delaware	4832	77-0581097
Salem Radio Properties, Inc.	Delaware	6532	52-2194731
Salem Satellite Media, LLC	Delaware	4832	52-2324849
Salem Web Network, LLC	Delaware	5399	52-2141739
SCA License Corporation	Delaware	4832	52-2255733
SCA-Palo Alto, LLC	Delaware	4832	36-4502016
SRN News Network, Inc.	Texas	4899	77-0426090
SRN Store, Inc.	Texas	5399	42-3434092

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.*

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and State of Massachusetts on the 19th of September, 2019.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

EXHIBIT 6

September 19, 2019

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Patrick T. Giordano
Patrick T. Giordano
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2019, filed in accordance with 12 U.S.C. §161 for National Banks.

Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$20,317
Interest-bearing balances	142,689
Securities:
Held-to-maturity securities	145,787
Available-for-sale securities	251,429
Equity Securities with readily determinable fair value not held for trading	69
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	68
Securities purchased under agreements to resell	55,111
Loans and lease financing receivables:
Loans and leases held for sale	16,171
Loans and leases, net of unearned income	913,117
LESS: Allowance for loan and lease losses	9,418
Loans and leases, net of unearned income and allowance	903,699
Trading Assets	48,804
Premises and fixed assets (including capitalized leases)	11,940
Other real estate owned	372
Investments in unconsolidated subsidiaries and associated companies	13,025
Direct and indirect investments in real estate ventures	110
Intangible assets	36,665
Other assets	53,586

Total assets	$1,699,842

LIABILITIES
Deposits:
In domestic offices	$1,291,135
Noninterest-bearing	394,107
Interest-bearing	897,028
In foreign offices, Edge and Agreement subsidiaries, and IBFs	55,048
Noninterest-bearing	1,124
Interest-bearing	53,924
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	2,901
Securities sold under agreements to repurchase	4,810

Dollar Amounts In Millions
Trading liabilities	9,936
Other borrowed money
(Includes mortgage indebtedness and obligations under capitalized leases)	125,064
Subordinated notes and debentures	11,952
Other liabilities	29,918

Total liabilities	$1,530,764

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	114,628
Retained earnings	53,466
Accumulated other comprehensive income	146
Other equity capital components	0

Total bank equity capital	168,759
Noncontrolling (minority) interests in consolidated subsidiaries	319

Total equity capital	169,078

Total liabilities, and equity capital	$1,699,842

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry

Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate

Federal regulatory authority and is true and correct.

Directors

James H. Quigley

Theodore F. Craver, Jr.

Juan A. Pujadas